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                                                                    EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT




        We consent to the incorporation by reference in Registration Statement Nos. 33-29495, 33-36075 and 33-39650 on Form S-8 of ShowBiz Pizza Time, Inc. of our reports dated February 23, 1996 (May 22, 1996 as to the last paragraph of Note 1) appearing in this Annual Report on Form 10-K, as amended by Form 10-K/A filed with the Securities and Exchange Commission on February 21, 1997, of ShowBiz Pizza Time, Inc. for the year ended December 29, 1995.




DELOITTE & TOUCHE LLP
Dallas, Texas
February 21, 1997